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                                                                    EXHIBIT 10.8
                                 EQUIFAX INC.
                                 -----------
                            Restricted Stock Award

THIS AGREEMENT is entered into this ____ day of ___________, 199__, between EQUIFAX INC., a Georgia corporation (the "Company"), and _______________ ("Participant"), and is made pursuant and subject to the provisions of the Company's Omnibus Stock Incentive Plan, as may be amended from time to time (the "Plan"), a copy of which was previously furnished to the Participant. Unless defined in this Agreement, all terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.


1.   Award of Stock.  Pursuant to the Plan, the Company, on ________ (the "Date
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     of Grant"), awarded the Participant, subject to the terms and conditions of the Plan and subject to the terms and conditions contained in this Agreement, ___ shares of Common Stock of the Company (the "Restricted Stock").

2.   Terms and Conditions.
     --------------------

     a)   Conditions for Vesting.  Attached to this Agreement is Exhibit A,
          ----------------------
          which contains terms and conditions for Vesting ("Conditions for Vesting"), which is a part of this Agreement.

     b)   Stock Power.  The participant will deliver to the Company a stock
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          power, endorsed in blank, with respect to the Restricted Stock.

     c)   Custody of Certificate.  Custody of stock certificates evidencing
          ----------------------
          shares of Restricted Stock will be retained by the Company until the Conditions for Vesting are satisfied (except as provided in paragraph 3, below).

3.   Death, Disability, Retirement or Change in Control.  Paragraph 2 to the
     --------------------------------------------------
     contrary notwithstanding, in the event of the Participant's death, disability termination or Retirement while in the employ of the Company or a Subsidiary or if a Change in Control occurs, Participant's rights in the shares of Restricted Stock awarded pursuant to this Agreement will become nonforfeitable and transferable as of the date of the Participant's death, disability termination or Retirement or the Control Change Date. The "Control Change Date" means the date on which the Change in Control occurs.

4.   Retirement.  For purposes of this Agreement, "Retirement" means
     ----------
     Participant's termination of employment with the Company or a Subsidiary (other than by the Company or a Subsidiary for Cause) at a time when Participant is eligible for immediate benefits under Participant's applicable retirement plan, if any, or in the absence of an applicable retirement plan, as determined by the Committee.

5.   Shareholder Rights.  With respect to Restricted Stock, a Participant will
     ------------------
     have the right to receive dividends and vote shares of Restricted Stock.
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6.   Fractional Shares.  Fractional shares will not be issuable hereunder, and
     -----------------
     when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

7.   No Right To Continued Employment.  This Restricted Stock award does not
     --------------------------------
     give Participant any right to continued employment by the Company or a Subsidiary. Nothing in this Agreement will interfere in any way with the right of the Company or Subsidiary to terminate a Participant's employment at any time.

8.   Change in Capital Structure.  The terms of this Restricted Stock Award will
     ---------------------------
     be adjusted as the Committee determines is equitably required in the event the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or (b) engages in a transaction to which section 424 of the Code applies.

9.   Governing Law.  This Agreement will be governed by the laws of the State of
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     Georgia.

10.  Conflicts.  In the event of any conflict between the provisions of the Plan
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     and the provisions of this Agreement, the provisions of the Plan will govern.

11.  Participant Bound by Plan.  Participant acknowledges receipt of a copy of
     -------------------------
     the Plan and agrees to be bound by its terms and provisions.

12.  Binding Effect.  Subject to the limitations above and in the Plan, this
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     Agreement will be binding upon and inure to the benefit of the legatees, distributes, and personal representatives of the Participant and the successors of the Company.

13.  Taxes.  The Participant will pay to the Company an amount as may be
     -----
     required to satisfy withholding and employment taxes on or before the date when the Restricted Stock is delivered to Participant. Such payment will be in cash unless participant executes a tax withholding election form. In this case, a sufficient number of shares will be withheld to satisfy all tax obligations.

     IN WITNESS WHEREOF, a duly authorized officer of the Company and Participant have signed this Agreement.


                              EQUIFAX INC.



                              By:
                                  ------------------------------------------
                                  John T. Chandler
                                  Corporate Vice President




                              ----------------------------------------------
                              Participant
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                      EXHIBIT A - CONDITIONS FOR VESTING



Participant: ___________________

The Restricted Stock is not transferable until delivery of the certificate(s) evidencing the Restricted Stock by the Company to Participant. Said delivery shall be made as soon as practicable after all Condition(s) set forth below have been satisfied, according to their terms.



CONDITIONS:
----------

Employment.  Subject to Paragraph 3 of this Agreement Participant's employment
----------
with the Company or a Subsidiary shall not terminate prior to _________________. However, the Management Compensation Committee, which administers the Omnibus Plan, reserves, in its sole discretion, the right to waive these vesting terms and conditions.